Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Derek Fiebig (954) 769-2227 fiebigd@autonation.com

AutoNation Reports Record Fourth Quarter and Full Year Results

•Fourth Quarter 2022 GAAP EPS was $5.72, and adjusted EPS was $6.37, a fourth quarter record
•Full Year 2022 GAAP EPS was $24.29, and adjusted EPS was $24.57, both records and more than 30% higher than a year ago
•Fourth Quarter 2022 Revenue was $6.7 billion, a fourth quarter record, and Full Year 2022 Revenue increased $1.1 billion to a record $27 billion
•After-Sales growth continued with record Fourth Quarter 2022 gross profit up 12% and Full Year 2022 increasing 14% from a year ago to a record $1.9 billion
•Full Year 2022 cash flows from operations were a record $1.7 billion
•In 2022, the Company reduced shares outstanding by 25% as it repurchased 15.6 million shares, including 4.6 million during the fourth quarter

FORT LAUDERDALE, Fla., (February 17, 2023) —AutoNation, Inc. (NYSE: AN), America’s most admired automotive retailer, today reported fourth quarter 2022 GAAP EPS of $5.72 and adjusted EPS of $6.37. Fourth quarter 2022 revenue was $6.7 billion, an increase of 2% compared to the same period a year ago. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“Our fourth quarter results capped off another record year for earnings and revenue as our Associates drove results while providing a superior Customer experience. We closed the year strong with record full-year results for After-Sales and Customer Financial Services. We continue to perform well in the current environment while taking significant steps to address the industry transformation. During the year, we expanded our footprint, introduced additional transportation solutions, and leveraged our strong cash flow to fund investments and return capital to shareholders,” said Mike Manley, AutoNation's Chief Executive Officer.

Operational Summary
Fourth quarter 2022 Operational Summary compared to the year-ago period:

Selected GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended December 31,
	2022	2021	YoY
Revenue	$6,697.0	$6,582.3	2%
Gross Profit	$1,281.9	$1,321.6	-3%
Operating Income	$424.9	$532.4	-20%
Net Income	$286.4	$387.1	-26%
Diluted EPS	$5.72	$5.87	-3%

New Vehicle Retail Unit Sales	60,074	57,601	4%
Used Vehicle Retail Unit Sales	67,608	74,442	-9%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Three Months Ended December 31,
	2022	2021	YoY
Adjusted Operating Income	$467.1	$521.4	-10%
Adjusted Net Income	$319.2	$380.0	-16%
Adjusted Diluted EPS	$6.37	$5.76	11%
•Revenue – Revenue was $6.7 billion, an increase of 2% compared to the year-ago period. Higher average selling prices of vehicles, increased new vehicle unit sales, and continued growth in After-Sales, more than offset lower used vehicle unit sales.
◦New Vehicle Revenue - $3.1 billion, an increase of $230 million or 8%.
◦Used Vehicle Revenue - $2.2 billion, a decrease of $176 million or 8%.
◦After-Sales Revenue - $1.0 billion, an increase of $67 million or 7%.
◦Customer Financial Services Revenue - $345 million, compared to $354 million a year ago.
•Gross Profit - Gross profit totaled $1.28 billion compared to $1.32 billion a year ago.
◦New Vehicle Gross Profit - New vehicle gross profit per vehicle retailed was $5,633, compared to $6,450 a year ago and $5,934 in the Third Quarter 2022.
◦Used Vehicle Gross Profit - Used vehicle gross profit per vehicle retailed was $1,847, compared to $2,063 a year ago and $1,870 in the Third Quarter 2022.
◦Customer Financial Services Gross Profit - Customer Financial Services gross profit per vehicle retailed was $2,703, compared to $2,678 a year ago and $2,755 in the Third Quarter 2022.
◦After-Sales Gross Profit - After-Sales gross profit was $479 million, an increase of $53 million or 12% from a year ago.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 59.8% and 59.2% on an adjusted basis, slightly higher than recent periods reflecting investments in technology and new business initiatives.

Strategy and Business Highlights
“In 2022, we embarked on an ambitious strategy to be the nation’s most comprehensive provider of transportation services, meeting Customers’ needs throughout their transportation lifecycle. During the year, we made significant progress in expanding our product and service offerings while aligning our core business to serve our Customers and Manufacturer partners. Our progress, combined with disciplined capital allocation, has positioned AutoNation for long-term sustained profitability. Our commitment to our Customers was recognized in Reputations’ Automotive Reputation Report as we were ranked the No. 1 Public Dealer for 2022,” added Manley.

AutoNation strengthened its core business by focusing on operational excellence, including Customer satisfaction, sales efficiency, sales effectiveness, and asset utilization. AutoNation extended and enhanced its brand, scale, and footprint during the year, opening four additional AutoNation USA stores and adding nine franchises acquired from the Moreland Auto Group. Additionally, the Company improved its digital retailing experience with an enhanced digital storefront.

AutoNation expanded its service and product offerings to introduce comprehensive transportation solutions to over 11 million AutoNation Customers. The acquisition of CIG Financial and the creation of AutoNation Finance established an in-house Customer Financial Services solution for current and future Customers. We are creating mobility solutions to offer Customers greater flexibility in vehicle procurement. In January 2023, we completed the acquisition of RepairSmith, a mobile solution for automotive repair and maintenance. RepairSmith will expand our ability to innovate and conveniently service our Customers by broadening the reach of our existing After-Sales network, extending our brand, and further leveraging our scale.

In addition to operational and expansion investments of over $500 million, AutoNation continued to utilize its substantial cash flow generation to deploy capital to return funds to shareholders through share repurchases. During 2022, $1.7 billion was deployed to repurchase 15.6 million shares, reducing shares outstanding by 25% from a year ago. As of February 15, 2023, AutoNation had approximately 47 million shares outstanding, down from 83 million shares outstanding at the end of 2020.

Full Year 2022 Operational Summary compared to the year-ago period:

Selected GAAP Financial Data
($ in millions, except per share data)
	Twelve Months Ended December 31,
	2022	2021	YoY
Revenue	$26,985.0	$25,844.0	4%
Gross Profit	$5,265.3	$4,952.6	6%
Operating Income	$2,024.5	$1,902.8	6%
Net Income	$1,377.4	$1,373.0	—%
Diluted EPS	$24.29	$18.31	33%

New Vehicle Retail Unit Sales	229,971	262,403	-12%
Used Vehicle Retail Unit Sales	299,806	304,364	-1%

Selected Non-GAAP Financial Data
($ in millions, except per share data)
	Twelve Months Ended December 31,
	2022	2021	YoY
Adjusted Operating Income	$2,044.3	$1,891.8	8%
Adjusted Net Income	$1,393.2	$1,360.2	2%
Adjusted Diluted EPS	$24.57	$18.14	35%

•Revenue – Revenue was $27 billion, an increase of 4% compared to the year-ago period.
◦New Vehicle Revenue - $11.8 billion, a decrease of $327 million or 3%.
◦Used Vehicle Revenue - $9.7 billion, an increase of $1.0 billion or 12%.
◦After-Sales Revenue - $4.1 billion, an increase of $394 million or 11%.
◦Customer Financial Services Revenue - $1.4 billion, an increase of $53 million or 4%.
•Gross Profit - Gross profit totaled $5.3 billion, an increase of $313 million or 6%.
◦New Vehicle Gross Profit - New vehicle gross profit per vehicle retailed was $5,942, compared to $4,579.
◦Used Vehicle Gross Profit - Used vehicle gross profit per vehicle retailed was $1,795, compared to $2,045.
◦Customer Financial Services Gross Profit - Customer Financial Services gross profit per vehicle retailed was $2,713, compared to $2,443 a year ago, an 11% increase.
◦After-Sales Gross Profit - After-Sales gross profit was $1.9 billion, an increase of $228 million or 14%.
•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 57.5% and 57.3% on an adjusted basis, compared to 58.0% on an adjusted basis in the prior year.

Liquidity and Leverage
As of December 31, 2022, AutoNation had $1.8 billion of liquidity, including $73 million in cash and approximately $1.75 billion of availability under our revolving credit facility. The Company’s covenant leverage ratio was 1.6x at quarter-end, and 1.6x net of cash and used floorplan availability. AutoNation had approximately $3.65 billion of non-vehicle debt outstanding as of December 31, 2022.
Segment Results
Segment results(1) for the fourth quarter and full year 2022 were as follows:

Fourth Quarter 2022 Segment Results

•Domestic – Domestic segment income(2) was $120 million compared to the year-ago segment income of $159 million, a decrease of 25%.
•Import – Import segment income(2) was $175 million compared to the year-ago segment income of $184 million, a decrease of 5%.
•Premium Luxury – Premium Luxury segment income(2) was $247 million, unchanged from a year ago.

Full Year 2022 Segment Results

•Domestic - Domestic segment income(2) was $565 million compared to the year-ago segment income of $596 million, a decrease of 5%.
•Import - Import segment income(2) was $734 million compared to the year-ago segment income of $715 million, an increase of 3%.
•Premium Luxury - Premium Luxury segment income(2) was $969 million compared to the year-ago segment income of $837 million, an increase of 16%.

The fourth quarter conference call may be accessed by telephone at 844-200-6205 (Conference ID:779065) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on February 17, 2023, through March 10, 2023, by calling 866-813-9403 (Conference ID: 106051). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at: investors.autonation.com.

(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover.
(2)Segment income represents income for each of AutoNation’s reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America’s most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with “DRVPNK” and “What Drives You, Drives Us.” AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.

Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-

GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "targets," "projects," "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA pre-owned vehicle stores and our investments in digital and online capabilities and mobility solutions, statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores and our investments in digital and online capabilities and mobility solutions; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new franchises; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; economic conditions, including changes in unemployment, interest, and/or inflation rates, consumer demand, fuel prices, and tariffs; supply chain disruptions and inventory availability; new and used vehicle margins; our ability to attain planned sales volumes within our expected time frames; our ability to successfully implement and maintain expense controls; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; the economic impacts of the COVID-19 pandemic; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
New vehicle	$3,147.5	$2,917.3	$11,754.4	$12,081.7
Used vehicle	2,167.3	2,343.6	9,661.8	8,638.8
Parts and service	1,028.3	961.1	4,100.6	3,706.6
Finance and insurance, net	345.1	353.6	1,437.3	1,384.5
Other	8.8	6.7	30.9	32.4
Total revenue	6,697.0	6,582.3	26,985.0	25,844.0
Cost of sales:
New vehicle	2,809.1	2,545.8	10,387.8	10,880.1
Used vehicle	2,049.3	2,175.4	9,108.7	7,950.7
Parts and service	549.4	534.7	2,200.3	2,033.9
Other	7.3	4.8	22.9	26.7
Total cost of sales	5,415.1	5,260.7	21,719.7	20,891.4
Gross profit	1,281.9	1,321.6	5,265.3	4,952.6
Selling, general, and administrative expenses	766.7	755.7	3,026.1	2,876.2
Depreciation and amortization	51.4	49.9	200.3	193.3
Other (income) expense, net(1)	38.9	(16.4)	14.4	(19.7)
Operating income	424.9	532.4	2,024.5	1,902.8
Non-operating income (expense) items:
Floorplan interest expense	(19.7)	(4.8)	(41.4)	(25.7)
Other interest expense	(37.5)	(26.8)	(134.9)	(93.0)
Other income (loss), net(2)	10.0	5.2	(14.7)	24.3
Income from continuing operations before income taxes	377.7	506.0	1,833.5	1,808.4
Income tax provision	91.3	118.8	455.8	435.1
Net income from continuing operations	286.4	387.2	1,377.7	1,373.3
Loss from discontinued operations, net of income taxes	—	(0.1)	(0.3)	(0.3)
Net income	$286.4	$387.1	$1,377.4	$1,373.0
Diluted earnings (loss) per share(3):
Continuing operations	$5.72	$5.87	$24.30	$18.31
Discontinued operations	$—	$—	$(0.01)	$—
Net income	$5.72	$5.87	$24.29	$18.31
Weighted average common shares outstanding	50.1	66.0	56.7	75.0
Common shares outstanding, net of treasury stock, at period end	47.6	62.6	47.6	62.6
(1)Includes net gains on store/property dispositions, legal settlements, and asset impairment charges. Current periods also include results of our finance company, including expected credit loss expense.
(2)Includes gains (losses) related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants. Current quarter-to-date and current and prior year-to-date periods also include gains on minority equity investments.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	2021	$ Variance	% Variance	2022	2021	$ Variance	% Variance
Revenue:
New vehicle	$3,147.5	$2,917.3	$230.2	7.9	$11,754.4	$12,081.7	$(327.3)	(2.7)
Retail used vehicle	2,013.4	2,174.3	(160.9)	(7.4)	9,020.9	8,062.4	958.5	11.9
Wholesale	153.9	169.3	(15.4)	(9.1)	640.9	576.4	64.5	11.2
Used vehicle	2,167.3	2,343.6	(176.3)	(7.5)	9,661.8	8,638.8	1,023.0	11.8
Finance and insurance, net	345.1	353.6	(8.5)	(2.4)	1,437.3	1,384.5	52.8	3.8
Total variable operations	5,659.9	5,614.5	45.4	0.8	22,853.5	22,105.0	748.5	3.4
Parts and service	1,028.3	961.1	67.2	7.0	4,100.6	3,706.6	394.0	10.6
Other	8.8	6.7	2.1		30.9	32.4	(1.5)
Total revenue	$6,697.0	$6,582.3	$114.7	1.7	$26,985.0	$25,844.0	$1,141.0	4.4
Gross profit:
New vehicle	$338.4	$371.5	$(33.1)	(8.9)	$1,366.6	$1,201.6	$165.0	13.7
Retail used vehicle	124.9	153.6	(28.7)	(18.7)	538.3	622.3	(84.0)	(13.5)
Wholesale	(6.9)	14.6	(21.5)		14.8	65.8	(51.0)
Used vehicle	118.0	168.2	(50.2)	(29.8)	553.1	688.1	(135.0)	(19.6)
Finance and insurance	345.1	353.6	(8.5)	(2.4)	1,437.3	1,384.5	52.8	3.8
Total variable operations	801.5	893.3	(91.8)	(10.3)	3,357.0	3,274.2	82.8	2.5
Parts and service	478.9	426.4	52.5	12.3	1,900.3	1,672.7	227.6	13.6
Other	1.5	1.9	(0.4)		8.0	5.7	2.3
Total gross profit	1,281.9	1,321.6	(39.7)	(3.0)	5,265.3	4,952.6	312.7	6.3
Selling, general, and administrative expenses	766.7	755.7	(11.0)	(1.5)	3,026.1	2,876.2	(149.9)	(5.2)
Depreciation and amortization	51.4	49.9	(1.5)		200.3	193.3	(7.0)
Other (income) expense, net	38.9	(16.4)	(55.3)		14.4	(19.7)	(34.1)
Operating income	424.9	532.4	(107.5)	(20.2)	2,024.5	1,902.8	121.7	6.4
Non-operating income (expense) items:
Floorplan interest expense	(19.7)	(4.8)	(14.9)		(41.4)	(25.7)	(15.7)
Other interest expense	(37.5)	(26.8)	(10.7)		(134.9)	(93.0)	(41.9)
Other income (loss), net	10.0	5.2	4.8		(14.7)	24.3	(39.0)
Income from continuing operations before income taxes	$377.7	$506.0	$(128.3)	(25.4)	$1,833.5	$1,808.4	$25.1	1.4
Retail vehicle unit sales:
New	60,074	57,601	2,473	4.3	229,971	262,403	(32,432)	(12.4)
Used	67,608	74,442	(6,834)	(9.2)	299,806	304,364	(4,558)	(1.5)
	127,682	132,043	(4,361)	(3.3)	529,777	566,767	(36,990)	(6.5)
Revenue per vehicle retailed:
New	$52,394	$50,647	$1,747	3.4	$51,113	$46,043	$5,070	11.0
Used	$29,780	$29,208	$572	2.0	$30,089	$26,489	$3,600	13.6
Gross profit per vehicle retailed:
New	$5,633	$6,450	$(817)	(12.7)	$5,942	$4,579	$1,363	29.8
Used	$1,847	$2,063	$(216)	(10.5)	$1,795	$2,045	$(250)	(12.2)
Finance and insurance	$2,703	$2,678	$25	0.9	$2,713	$2,443	$270	11.1
Total variable operations(1)	$6,331	$6,655	$(324)	(4.9)	$6,309	$5,661	$648	11.4

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022 (%)	2021 (%)	2022 (%)	2021 (%)
Revenue mix percentages:
New vehicle	47.0	44.3	43.6	46.7
Used vehicle	32.4	35.6	35.8	33.4
Parts and service	15.4	14.6	15.2	14.3
Finance and insurance, net	5.2	5.4	5.3	5.4
Other	—	0.1	0.1	0.2
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	26.4	28.1	26.0	24.3
Used vehicle	9.2	12.7	10.5	13.9
Parts and service	37.4	32.3	36.1	33.8
Finance and insurance	26.9	26.8	27.3	28.0
Other	0.1	0.1	0.1	—
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	10.8	12.7	11.6	9.9
Used vehicle - retail	6.2	7.1	6.0	7.7
Parts and service	46.6	44.4	46.3	45.1
Total	19.1	20.1	19.5	19.2
Selling, general, and administrative expenses	11.4	11.5	11.2	11.1
Operating income	6.3	8.1	7.5	7.4
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	59.8	57.2	57.5	58.1
Operating income	33.1	40.3	38.4	38.4

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	2021	$ Variance	% Variance	2022	2021	$ Variance	% Variance
Revenue:
Domestic	$1,879.4	$2,033.2	$(153.8)	(7.6)	$7,987.5	$7,959.9	$27.6	0.3
Import	1,891.3	1,870.6	20.7	1.1	7,690.3	7,798.5	(108.2)	(1.4)
Premium luxury	2,676.4	2,439.9	236.5	9.7	10,278.1	9,229.9	1,048.2	11.4
Total	6,447.1	6,343.7	103.4	1.6	25,955.9	24,988.3	967.6	3.9
Corporate and other	249.9	238.6	11.3	4.7	1,029.1	855.7	173.4	20.3
Total consolidated revenue	$6,697.0	$6,582.3	$114.7	1.7	$26,985.0	$25,844.0	$1,141.0	4.4

Segment income*:
Domestic	$120.1	$159.2	$(39.1)	(24.6)	$565.3	$595.8	$(30.5)	(5.1)
Import	175.2	184.4	(9.2)	(5.0)	734.2	714.7	19.5	2.7
Premium luxury	246.9	247.1	(0.2)	(0.1)	969.1	837.4	131.7	15.7
Total	542.2	590.7	(48.5)	(8.2)	2,268.6	2,147.9	120.7	5.6
Corporate and other	(137.0)	(63.1)	(73.9)		(285.5)	(270.8)	(14.7)
Add: Floorplan interest expense	19.7	4.8	14.9		41.4	25.7	15.7
Operating income	$424.9	$532.4	$(107.5)	(20.2)	$2,024.5	$1,902.8	$121.7	6.4
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	16,391	17,205	(814)	(4.7)	66,375	76,211	(9,836)	(12.9)
Import	25,429	23,916	1,513	6.3	95,886	118,863	(22,977)	(19.3)
Premium luxury	18,254	16,480	1,774	10.8	67,710	67,329	381	0.6
	60,074	57,601	2,473	4.3	229,971	262,403	(32,432)	(12.4)

Retail used vehicle unit sales:
Domestic	21,039	25,507	(4,468)	(17.5)	97,642	105,031	(7,389)	(7.0)
Import	22,400	24,739	(2,339)	(9.5)	100,131	103,418	(3,287)	(3.2)
Premium luxury	19,851	20,512	(661)	(3.2)	83,858	83,447	411	0.5
	63,290	70,758	(7,468)	(10.6)	281,631	291,896	(10,265)	(3.5)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022 (%)	2021 (%)	2022 (%)	2021 (%)
Domestic:
Ford, Lincoln	9.8	12.7	10.5	10.5
Chevrolet, Buick, Cadillac, GMC	11.1	8.4	10.2	9.6
Chrysler, Dodge, Jeep, Ram	6.4	8.8	8.2	8.9
Domestic total	27.3	29.9	28.9	29.0
Import:
Toyota	21.3	19.1	20.6	21.5
Honda	10.5	11.8	9.9	13.5
Nissan	2.0	2.4	2.1	2.5
Hyundai	3.1	2.5	3.2	2.2
Subaru	2.9	2.6	3.0	2.9
Other Import	2.5	3.1	2.9	2.7
Import total	42.3	41.5	41.7	45.3
Premium Luxury:
Mercedes-Benz	10.0	9.7	10.4	8.7
BMW	11.2	10.5	9.9	8.1
Lexus	2.4	2.7	2.7	3.0
Audi	2.6	2.0	2.6	2.2
Jaguar Land Rover	2.1	1.6	1.8	1.9
Other Premium Luxury	2.1	2.1	2.0	1.8
Premium Luxury total	30.4	28.6	29.4	25.7
	100.0	100.0	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Capital expenditures (1)	$96.1	$65.7	$336.2	$231.9
Cash paid for acquisitions, net of cash acquired (2)	$110.0	$223.6	$191.6	$432.7
Proceeds from exercises of stock options	$—	$11.9	$3.4	$54.5
Stock repurchases:
Aggregate purchase price	$497.2	$381.7	$1,710.2	$2,303.2
Shares repurchased (in millions)	4.6	3.1	15.6	22.3

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Variance	2022	2021	Variance
Floorplan assistance earned (included in cost of sales)	$27.7	$27.5	$0.2	$108.9	$121.4	$(12.5)
New vehicle floorplan interest expense	(17.3)	(3.6)	(13.7)	(35.5)	(22.3)	(13.2)
Net new vehicle inventory carrying benefit	$10.4	$23.9	$(13.5)	$73.4	$99.1	$(25.7)

Balance Sheet and Other Highlights	December 31, 2022	December 31, 2021
Cash and cash equivalents	$72.6	$60.4
Inventory	$2,048.3	$1,847.9
Total floorplan notes payable	$2,109.3	$1,457.6
Non-recourse debt	$323.6	$—
Non-vehicle debt	$3,649.5	$3,198.4
Equity	$2,047.8	$2,377.0

New days supply (industry standard of selling days)	19 days	9 days
Used days supply (trailing calendar month days)	31 days	40 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		1.62	x
Covenant	less than or equal to	3.75	x

Capitalization ratio		59.9%
Covenant	less than or equal to	70.0%

(1)     Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)    Year-to-date period includes $81.6 million that was reflected as deposits for investment for the nine months ended September 30, 2022.
(3)    Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended December 31,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
From continuing operations, as reported	$424.9	$532.4	$377.7	$506.0	$91.3	$118.8	24.2%	23.5%	$286.4	$387.2
Discontinued operations, net of income taxes									—	(0.1)
As reported									286.4	387.1	$5.72	$5.87
Initial credit loss expense associated with acquired loan portfolio	34.2	—	34.2	—	8.4	—			25.8	—	$0.51	$—
Acquisition-related expenses	8.0	—	8.0	—	1.0	—			7.0	—	$0.14	$—
Net gains on business/property dispositions, net of asset impairments	—	(11.6)	—	(11.6)	—	(2.8)			—	(8.8)	$—	$(0.13)
Executive separation costs	—	5.8	—	5.8	—	0.2			—	5.6	$—	$0.08
Legal settlement	—	(5.2)	—	(5.2)	—	(1.3)			—	(3.9)	$—	$(0.06)
Adjusted	$467.1	$521.4	$419.9	$495.0	$100.7	$114.9	24.0%	23.2%	$319.2	$380.0	$6.37	$5.76

	Three Months Ended December 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2022	2021	2022	2021
As reported	$766.7	$755.7	59.8	57.2
Excluding acquisition-related expenses	8.0	—
Excluding executive separation costs	—	5.8
Adjusted	$758.7	$749.9	59.2	56.7

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Twelve Months Ended December 31,
	Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
From continuing operations, as reported	$2,024.5	$1,902.8	$1,833.5	$1,808.4	$455.8	$435.1	24.9%	24.1%	$1,377.7	$1,373.3
Discontinued operations, net of income taxes									(0.3)	(0.3)
As reported									1,377.4	1,373.0	$24.29	$18.31
Initial credit loss expense associated with acquired loan portfolio	34.2	—	34.2	—	8.4	—			25.8	—	$0.46	$—
Acquisition-related expenses	8.0	—	8.0	—	1.0	—			7.0	—	$0.12	$—
Net gains on business/property dispositions, net of asset impairments	(16.1)	(11.6)	(16.1)	(11.6)	(4.0)	(2.8)			(12.1)	(8.8)	$(0.21)	$(0.12)
Executive separation costs	—	5.8	—	5.8	—	0.2			—	5.6	$—	$0.07
Legal settlements	(6.3)	(5.2)	(6.3)	(5.2)	(1.4)	(1.3)			(4.9)	(3.9)	$(0.09)	$(0.05)
Gain on equity investment	—	—	—	(7.5)	—	(1.8)			—	(5.7)	$—	$(0.08)
Adjusted	$2,044.3	$1,891.8	$1,853.3	$1,789.9	$459.8	$429.4	24.8%	24.0%	$1,393.2	$1,360.2	$24.57	$18.14

	Twelve Months Ended December 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)(6)
	2022	2021	2022	2021
As reported	$3,026.1	$2,876.2	57.5	58.1
Excluding acquisition-related expenses	8.0	—
Excluding executive separation costs	—	5.8
Adjusted	$3,018.1	$2,870.4	57.3	58.0

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	2021	$ Variance	% Variance	2022	2021	$ Variance	% Variance
Revenue:
New vehicle	$3,125.6	$2,901.6	$224.0	7.7	$11,400.6	$12,034.9	$(634.3)	(5.3)
Retail used vehicle	1,972.7	2,160.5	(187.8)	(8.7)	8,637.9	8,027.7	610.2	7.6
Wholesale	151.7	168.6	(16.9)	(10.0)	616.3	574.9	41.4	7.2
Used vehicle	2,124.4	2,329.1	(204.7)	(8.8)	9,254.2	8,602.6	651.6	7.6
Finance and insurance, net	340.5	352.1	(11.6)	(3.3)	1,388.3	1,380.7	7.6	0.6
Total variable operations	5,590.5	5,582.8	7.7	0.1	22,043.1	22,018.2	24.9	0.1
Parts and service	1,017.7	949.4	68.3	7.2	3,966.0	3,644.6	321.4	8.8
Other	8.5	6.6	1.9		30.3	32.5	(2.2)
Total revenue	$6,616.7	$6,538.8	$77.9	1.2	$26,039.4	$25,695.3	$344.1	1.3

Gross profit:
New vehicle	$336.3	$369.8	$(33.5)	(9.1)	$1,326.9	$1,198.0	$128.9	10.8
Retail used vehicle	122.4	152.6	(30.2)	(19.8)	516.8	620.0	(103.2)	(16.6)
Wholesale	(6.3)	14.6	(20.9)		17.1	65.8	(48.7)
Used vehicle	116.1	167.2	(51.1)	(30.6)	533.9	685.8	(151.9)	(22.1)
Finance and insurance	340.5	352.1	(11.6)	(3.3)	1,388.3	1,380.7	7.6	0.6
Total variable operations	792.9	889.1	(96.2)	(10.8)	3,249.1	3,264.5	(15.4)	(0.5)
Parts and service	473.6	421.5	52.1	12.4	1,832.0	1,647.1	184.9	11.2
Other	1.3	1.9	(0.6)		7.6	5.7	1.9
Total gross profit	$1,267.8	$1,312.5	$(44.7)	(3.4)	$5,088.7	$4,917.3	$171.4	3.5

Retail vehicle unit sales:
New	59,763	57,372	2,391	4.2	223,479	261,556	(38,077)	(14.6)
Used	66,142	74,013	(7,871)	(10.6)	286,908	303,082	(16,174)	(5.3)
	125,905	131,385	(5,480)	(4.2)	510,387	564,638	(54,251)	(9.6)

Revenue per vehicle retailed:
New	$52,300	$50,575	$1,725	3.4	$51,014	$46,013	$5,001	10.9
Used	$29,825	$29,191	$634	2.2	$30,107	$26,487	$3,620	13.7

Gross profit per vehicle retailed:
New	$5,627	$6,446	$(819)	(12.7)	$5,937	$4,580	$1,357	29.6
Used	$1,851	$2,062	$(211)	(10.2)	$1,801	$2,046	$(245)	(12.0)
Finance and insurance	$2,704	$2,680	$24	0.9	$2,720	$2,445	$275	11.2
Total variable operations(1)	$6,348	$6,656	$(308)	(4.6)	$6,332	$5,665	$667	11.8

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022 (%)	2021 (%)	2022 (%)	2021 (%)
Revenue mix percentages:
New vehicle	47.2	44.4	43.8	46.8
Used vehicle	32.1	35.6	35.5	33.5
Parts and service	15.4	14.5	15.2	14.2
Finance and insurance, net	5.1	5.4	5.3	5.4
Other	0.2	0.1	0.2	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	26.5	28.2	26.1	24.4
Used vehicle	9.2	12.7	10.5	13.9
Parts and service	37.4	32.1	36.0	33.5
Finance and insurance	26.9	26.8	27.3	28.1
Other	—	0.2	0.1	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	10.8	12.7	11.6	10.0
Used vehicle - retail	6.2	7.1	6.0	7.7
Parts and service	46.5	44.4	46.2	45.2
Total	19.2	20.1	19.5	19.1